UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2008

D.R. Horton, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-14122	75-2386963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 Commerce Street, Suite 500, Fort Worth, Texas 76102

(Address of principal executive offices)

Registrant’s telephone number, including area code: (817) 390-8200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On February 11, 2008, D.R. Horton, Inc. (the “Company”) adopted a new form of Performance Unit Award under the Company’s 2008 Performance Unit Plan. The form of Performance Unit Award is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The form of Performance Unit Award is discussed in more detail in Item 5.02 of this report.

On February 11, 2008, the Company also adopted new forms of non-qualified stock option agreements for employees and outside directors under the Company’s 2006 Stock Incentive Plan. The forms were amended to allow participants, under certain circumstances, to exercise options and satisfy the exercise price and withholding taxes through a net exercise or net issuance provision or a stock surrender provision. The forms were effective on February 11, 2008, and will be used for grants of non-qualified stock options on February 11, 2008 and in the future. Copies of the new forms of non-qualified stock option agreements for employees and outside directors are attached hereto as Exhibits 10.2 and 10.3, respectively, and are incorporated by reference herein.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

5.02(e)	Compensatory Arrangements of Certain Officers

2008 Performance Unit Plan.

On December 3, 2007, the Compensation Committee of the Board of Directors adopted, the Company’s 2008 Performance Unit Plan (the “2008 Plan”) and on January 31, 2008, at the Company’s 2008 annual meeting of stockholders, the stockholders approved the 2008 Plan.

On February 11, 2008, the Compensation Committee made an award of long-term performance units (“Performance Units”) under the 2008 Plan to each of the executives listed in Table 1 below. The current value of each Performance Unit is based on the closing price of our common stock on the New York Stock Exchange (“NYSE”) on the award date of February 11, 2008. The final payout value of these Performance Units will be determined after the performance period (January 1, 2008 to September 30, 2010, the “Performance Period”)) is completed, after the Committee evaluates the achievement of the performance goals and based on the closing price of our common stock on the NYSE on September 30, 2010. The performance goals established for the Performance Units are relative return on investment (“ROI”) and relative net sales gains percentage (units) (“NSG%”), as compared to the same metrics of the Company’s peer group, which consists of ten other publicly traded homebuilding companies.

Table I

Name	Office	Current Value (per unit)	Long-Term Performance Units (#)
Donald R. Horton	Chairman of the Board	$14.50	300,000

Donald J. Tomnitz	Vice Chairman, President and CEO	$14.50	200,000

The Performance Units will not vest until the end of the Performance Period and may be adjusted upward (up to 200%) or downward (to 0) from the target number (listed in Table 1) of Performance Units based (a) 50% on the Company’s relative ROI, and (b) 50% on the Company’s relative NSG% compared to its peer group. The adjusted number of Performance Units will then be multiplied by the closing price of our common stock on the last day of the Performance Period of September 30, 2010 and the final payout amount may be paid in cash, equity or a combination of both. The performance goal rankings (minimum, target and maximum), hurdle rates (if rank 9th, 10th or 11th place the payout will be $0), performance metrics definitions and other terms and conditions of the award of the Performance Units are set forth in the form of award filed herewith as Exhibit 10.1, which is incorporated herein by reference.

As previously reported on Form 4 for each reporting person discussed below and filed with the Securities and Exchange Commission on February 13, 2008, on February 11, 2008, the Compensation Committee granted non-qualified stock options to executive officers of the Company as follows: 300,000 options to Donald R. Horton; 200,000 options to Donald J. Tomnitz; 120,000 options to Bill W. Wheat, Executive Vice President and Chief Financial Officer; and 120,000 options to Stacey H. Dwyer, Executive Vice President and Treasurer. The options granted to Mr. Horton and Mr. Tomnitz have a vesting period of five years with a 10-year term and the options granted to Mr. Wheat and Ms. Dwyer have a vesting period of 9.75 years with a 10-year term. The options were granted at an exercise price of $14.50 per share, the closing price of the Company’s common stock on the NYSE on the date of grant.

On February 11, 2008, the Company adopted new forms of non-qualified stock option agreements for employees and outside directors under the Company’s 2006 Stock Incentive Plan. These forms are discussed in more detail in Item 1.01 of this report. Item 1.01 of this report is incorporated by reference into this Item 5.02.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibit

10.1	Form of Performance Unit Award pursuant to the D.R. Horton, Inc. 2008 Performance Unit Plan.

10.2	Form of Non-Qualified Stock Option Agreement (Employee-Term Vesting) pursuant to the D.R. Horton, Inc. 2006 Stock Incentive Plan.

10.3	Form of Non-Qualified Stock Option Agreement (Outside Director-Term Vesting) pursuant to the D.R. Horton, Inc. 2006 Stock Incentive Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

D. R. Horton, Inc.

Date: February 15, 2008	By:	/S/ BILL W. WHEAT
Bill W. Wheat Executive Vice President and Chief Financial Officer

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